Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

dated as of August 28, 2026

by and among

NAAS TECHNOLOGY INC.

and

PURCHASERS LISTED ON ANNEX A

TABLE OF CONTENTS

1.	DEFINITIONS	1
2.	PURCHASE AND SALE OF SECURITIES	2
3.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS	3
4.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY	5
5.	ADDITIONAL AGREEMENTS	6
6.	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL	6
7.	CONDITIONS TO THE PURCHASERS’ OBLIGATION TO PURCHASE	7
8.	TERMINATION	7
9.	MISCELLANEOUS	7

i

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of August 28, 2026, by and among NaaS Technology Inc., an exempted company incorporated under the laws of the Cayman Islands (the “Company”), and the persons listed in Annex A attached hereto (each a “Purchaser”, and collectively, the “Purchasers”).

RECITALS

WHEREAS, the Company desires to issue, sell and deliver to each Purchaser, and each Purchaser desires to purchase and acquire from the Company, upon the terms and conditions set forth in this Agreement, (i) such number of Class A Ordinary Shares, par value US$0.000001 per share, of the Company (the “Shares”) as set forth opposite Purchasers’ name on Annex A and (ii) a Warrant to purchase up to such amount of Shares as set forth opposite to its name in Annex A.

NOW, THEREFORE, in consideration of the foregoing and representations, warranties, covenants and agreements set forth herein as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound, the Company and the Purchasers hereby agree as follows:

1.	DEFINITIONS

The following capitalized terms shall have the following meanings for purposes of this Agreement:

“ADS” means American depositary share of the Company, each representing 3,200 Class A Ordinary Shares as of the date hereof.

“Affiliate” means an “affiliate” within the meaning of Rule 405 under the United States Securities Act of 1933, as amended.

“Board” means the board of directors of the Company.

“Business Day” means any day that is not a day on which banking institutions in the Cayman Islands, Hong Kong, New York City or the PRC are authorized or required by law, regulation or executive order to be closed.

“Closing” means the consummation of the sale and purchase of the Purchased Shares and Warrant as set out in Section 2(a).

“Closing Date” means the date on which the Closing occurs.

“Depositary” means JPMorgan Chase Bank, N.A., or any successor depositary of the Company’s ADS program.

“Encumbrance” means any mortgage, lien, pledge, charge, security interest, title defect, preemptive or similar right or other encumbrance.

“NaaS Public Documents” means all registration statements, proxy statements and other statements, reports, schedules, forms and other documents required from time to time to be filed by the Company with the SEC on or after June 10, 2022, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein.

“NASDAQ” means the NASDAQ Stock Market.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof.

“PRC” means the People’s Republic of China;

“Rules 144” means Rule 144 of the Securities Act.

“SEC” means the United States Securities and Exchange Commission.

“Securities” means the Shares and the Warrants purchased pursuant to this Agreement.

“Securities Act” means Securities Act of 1933, as amended.

“Transaction Documents” means this Agreement and any other agreement, document or instrument entered into or delivered in connection with the transactions contemplated hereby.

“U.S.” or “United States” means the United States of America.

2.	PURCHASE AND SALE OF SECURITIES

(a) Purchase of Shares and Warrants. Subject to the satisfaction or waiver of the conditions set forth in Sections 6 and 7 below, at the Closing, the Company shall issue and sell to each Purchaser, and each Purchaser shall subscribe for and purchase from the Company:

(i) such amount of Shares as set forth opposite to its name in Annex A (the “Purchased Shares”) at the purchase price of about US$0.001041 per Share (equivalent to US$3.3300 per ADS), with the aggregate purchase price as set forth opposite to its name in Annex A under the column titled with “Aggregate Purchase Price” (the “Aggregate Purchase Price”); and

(ii) a Warrant, in substantially the form attached hereto as Annex B, to purchase up to such amount of Shares as set forth opposite to its name in Annex A under the column titled with “Warrant Shares”, with an exercise price equal to US$0.001093 (equivalent to US$3.4965 per ADS), subject to adjustment as set forth therein (each, a “Warrant” and collectively, the “Warrants”).

(b) Closing.

(i) Date and Time. The Closing shall take place remotely via exchange of documents and signatures within three (3) Business Days following the date on which the last of the conditions to the Closing set forth in Sections 6 and 7 below (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) is satisfied or waived, or with respect to any Purchaser, at such other date and location as may be agreed in writing by the Company and such Purchaser.

(ii) Payment and Delivery.

(A) On the Closing Date, or with respect to any Purchaser, at such other date as may be agreed by the Company and such Purchaser, each Purchaser shall pay the Aggregate Purchase Price to the Company for the Purchased Shares, by wire transfer of immediately available funds to the bank account as set forth in Annex A or such other bank account as may be designated in writing by the Company, such payment to be evidenced by delivery to the Company of a copy of the irrevocable wiring instructions from the Purchaser to its bank (known as “MT-103” and containing SWIFT number of such remittance).

(B) On the Closing Date, the Company shall deliver to the Purchasers (i) an updated copy of the register of members of the Company evidencing each Purchaser’s ownership of the Purchased Shares and (ii) a Warrant to purchase up to such amount of Shares as set forth opposite to its name in Annex A.

3.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser represents and warrants to the Company as of the date hereof and as of the Closing Date that:

(a) Organization. Such Purchaser and any Affiliate that is a party to the Transaction Documents is a company duly organized and validly existing in good standing under the laws of the jurisdiction in which it is organized.

(b) Authorization; Enforcement; Validity. Such Purchaser and/or its Affiliate(s) (as the case may be) has the requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated by this Agreement and each other Transaction Document to which it is a party. The execution and delivery of this Agreement by such Purchaser and the consummation of the transactions contemplated by and in compliance with the provisions of this Agreement have been duly authorized by all necessary corporate action on the part of such Purchaser. This Agreement and each other Transaction Document have been duly executed and delivered by such Purchaser and/or its Affiliate(s) (as the case may be) and constitute the legal, valid and binding obligations of such Purchaser and/or its Affiliate(s) (as the case may be), enforceable against such Purchaser and/or its Affiliate(s) (as the case may be) in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) No Conflicts. The execution, delivery and performance by such Purchaser and/or its Affiliate(s) (as the case may be) of this Agreement and the other Transaction Documents and the consummation by such Purchaser and/or its Affiliate(s) (as the case may be) of the transactions contemplated hereby and thereby do not and will not (i) result in a violation of the organizational or constitutional documents of such Purchaser and/or its Affiliate(s) (as the case may be), or (ii) result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state, and any other applicable, securities laws) applicable to such Purchaser and/or its Affiliate(s) (as the case may be), except in the case of clause (ii) above, for such violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

(d) Consents and Approvals. Neither the execution and delivery by such Purchaser and/or its Affiliate(s) (as the case may be) of this Agreement or any other Transaction Document, nor the consummation by such Purchaser and/or its Affiliate(s) (as the case may be) of any of the transactions contemplated hereby or thereby, nor the performance by such Purchaser and/or its Affiliate(s) (as the case may be) of this Agreement or any other Transaction Document in accordance with its respective terms, requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority or any third party.

(e) Investment Decision. In making its decision to invest in the Company, such Purchaser is not relying upon, and has not relied upon, any statement, representation or warranty made by any Person, including the Company, other than the disclosure contained in the registration statements, prospectuses and other public disclosures made by the Company from time to time in accordance with applicable law.

(f) Sufficient Funding. Such Purchaser has at its disposal sufficient funding to pay the Aggregate Purchase Price and consummate the transactions contemplated hereby.

(g) Investment Experience. Such Purchaser is a sophisticated investor with knowledge and experience in financial and business matters such that such Purchaser is capable of evaluating the merits and risks of the investment in the Securities. Such Purchaser is able to bear the economic risks of an investment in the Securities. Such Purchaser has carefully reviewed all documents relating to the transactions contemplated by this Agreement and has been provided with all other materials that it considers relevant to the transactions contemplated by this Agreement, has had a full opportunity to ask questions of and receive answers from the Company or any person acting on behalf of the Company concerning the terms and conditions of transactions contemplated by this Agreement. In making its decision to invest in the Company, such Purchaser is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, except for the statements, representations and warranties contained in this Agreement.

(h) Purchase Entirely for Own Account. Such Purchaser is acquiring the Securities pursuant to this Agreement for investment for its own account for investment purposes only and not with the view to, or with any intention of, resale, distribution or other disposition thereof in a manner that would violate the registration requirements of the Securities Act.

(i) Restricted Securities. Such Purchaser acknowledges that the Securities are “restricted securities” that have not been registered under the Securities Act or any applicable state securities law. Such Purchaser further acknowledges that the Securities may not be sold, transferred or otherwise disposed of without registration or an exemption therefrom, and that, in connection with any such transfer, the Company may require the Investor to provide, at the Investor’s expense, an opinion of counsel reasonably satisfactory to the Company to the effect that such transfer may be effected without registration under the Securities Act and applicable state securities laws.

(j) Status. Such Purchaser is either (x) a non-U.S. person located outside of the United States, as such terms are defined in Rule 902 of Regulation S under the Securities Act (“Regulation S”) or (y) an “accredited investor”, as that term is defined in Rule 501 of Regulation D under the Securities Act (“Regulation D”), and such Purchaser has accurately completed and delivered to the Company, or shall deliver prior to the Closing, an investor questionnaire or such other evidence of its status as the Company may reasonably request. If such Purchaser is a non-U.S. person, such Purchaser has not been subject to any “directed selling efforts” within the meaning of Rule 903 of Regulation S in connection with its execution of this Agreement, and it is acquiring the Securities in an offshore transaction in reliance on Regulation S. If such Purchaser is a U.S. person, such Purchaser is acquiring the Securities in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D, and such Purchaser was not identified or contacted through, and did not become aware of the offering of the Securities through, any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D. Such Purchaser is not subject to any of the “bad actor” disqualifying events described in Rule 506(d)(1)(i) through (viii) of Regulation D.

(k) No Public Sale or Distribution. Such Purchaser is acquiring the Securities for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act. Such Purchaser does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities. Such Purchaser is not a broker-dealer registered with the SEC under the Securities Exchange Act of 1934, as amended, or an entity engaged in a business that would require it to be so registered as a broker-dealer.

(l) Legends. Such Purchaser understands that the Securities and the registry of shares of the Company shall bear, in addition to any other legends required under applicable laws, the following legends:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTIONS. THESE SECURITIES MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED: (A) IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (2) AN EXEMPTION OR QUALIFICATION UNDER APPLICABLE SECURITIES LAWS, AND (B) UNLESS IN COMPLIANCE WITH THE SECURITIES PURCHASE AGREEMENT BETWEEN THE COMPANY AND [PURCHASER], DATED [DATE], 2026 (THE “PURCHASE AGREEMENT”), ANY ATTEMPT TO TRANSFER, SELL, PLEDGE OR HYPOTHECATE THIS SECURITY IN VIOLATION OF THESE RESTRICTIONS OR ANY OTHER RESTRICTIONS SET FORTH IN THE PURCHASE AGREEMENT SHALL BE VOID.”

(m) Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding with a placement agent entered into by or on behalf of such Purchaser.

(n) No Additional Representations. Such Purchaser makes no representations or warranties as to any matter whatsoever except as expressly set forth in the Transaction Documents or in any certificate delivered by the Purchaser to the Company in accordance with the terms thereof.

4.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchasers that, except as otherwise disclosed in the NaaS Public Documents:

(a) Organization and Qualification. The Company is duly organized, validly existing and in good standing under the laws of the Cayman Islands, and has the requisite corporate power and authorization to own its properties and to carry on its business as now being conducted.

(b) Valid Issuance. The Shares represented by the Securities, when issued and paid for in accordance with the terms hereof, will be duly authorized, validly issued and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other Encumbrances with respect to the issue thereof and such Shares will be fully paid with the holders being entitled to all rights accorded to a holder of such Shares, as appropriate.

(c) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and each other Transaction Document to which it is a party and to issue the Securities in accordance with the terms hereof and thereof. This Agreement and each other Transaction Document have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, the issuance of the Securities, has been duly authorized by the Board and no further filing, consent or authorization (including any shareholder approval) is required by the Board or otherwise, except for any required filing regarding the issuance or listing of additional securities with NASDAQ.

(d) No Additional Representations. The Company makes no representations or warranties as to any matter whatsoever except as expressly set forth in the Transaction Documents.

5.	ADDITIONAL AGREEMENTS

(a) Further Assurances. Each of the Purchaser and the Company shall use all reasonable efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated by this Agreement on a timely basis, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of such transactions, and will cooperate and consult with the other and use reasonable efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all Governmental Entities, necessary or advisable to consummate the transactions contemplated by this Agreement.

(b) Expenses. Each party shall bear and pay its own costs, fees and expenses incurred by it in connection with the Transaction Documents and the transactions contemplated by the Transaction Documents.

(c) Public Disclosure. Without limiting any other provision of this Agreement, the Company and each of the Purchaser, to the extent permitted by applicable law, will consult with each other before issuance, and provide each other the opportunity to review, comment upon and concur with, and use all reasonable efforts to agree on any press release or public statement with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and will not (to the extent practicable) issue any such press release or make any such public statement prior to such consultation and agreement, except as may be required by law, rules, regulations or any listing agreement with or requirement of NASDAQ or any other applicable securities exchange, provided that the disclosing party shall, to the extent permitted by applicable law, rules, regulations or any listing agreement with or requirement of NASDAQ or any other applicable securities exchange and if reasonably practicable, inform the other parties about the disclosure to be made pursuant to such requirements prior to the disclosure.

(d) Conversion of ADSs. After the Securities become eligible for sale under Rule 144 without any restrictions, upon receiving a written request from a Purchaser to convert (the “ADS Conversion”) a portion or all of the Securities into ADSs free of any restrictive legend, including but not limited to the legend in Section 3(l), the Company shall use its best reasonable endeavors, and such Purchaser shall use its best reasonable endeavors to cooperate with the Company, to (i) facilitate the deposit of a portion or all of the Securities with the Depositary and (ii) provide any document and instruction as may be required by the Depositary for the ADS Conversion, including without limitation certifications or opinion of counsel, as soon as practicable. Such Purchaser shall be responsible for any fees or expenses incurred in connection with effecting the ADS Conversion.

6.	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL

The obligation of the Company hereunder to issue and sell the Securities to any Purchaser at the Closing is subject to the satisfaction or waiver by the Company, on or before the Closing Date, of each of the following conditions:

(a) Execution of Transaction Documents. Such Purchaser (and its Affiliates, if applicable) shall have duly executed and delivered to the Company each of the Transaction Documents to which it is a party and other relevant documents reasonably requested by the Company.

(b) Performance. Such Purchaser shall have performed and complied in all material respects with all agreements, obligations and conditions contained in the Transaction Documents that are required to be performed or complied with by it on or before the Closing.

(c) Representations and Warranties. The representations and warranties of such Purchaser shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct to such extent) as of the date of this Agreement and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specified date); provided that each representation or warranty made by such Purchaser in this Agreement under Sections 3(a), 3(b) and 3(c) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date).

7.	CONDITIONS TO THE PURCHASERS’ OBLIGATION TO PURCHASE

The obligation of each Purchaser hereunder to purchase the Securities at the Closing is subject to the satisfaction or waiver by such Purchaser, on or before the Closing Date, of each of the following conditions:

(a) Execution of Transaction Documents and Other Documents. The Company shall have duly executed and delivered to such Purchaser each of the Transaction Documents to which it is a party and other relevant documents reasonably requested by such Purchaser.

(b) Representations and Warranties. The representations and warranties of the Company contained in the Transaction Documents shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct to such extent) as of the date of this Agreement and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specified date); provided that each representation or warranty made by the Company in this Agreement under Sections 4(a) and 4(c) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date).

8.	TERMINATION

(a) Subject to Section 8(b) below, with respect to any Purchase, this Agreement may be terminated and the transactions contemplated by this Agreement abandoned at any time prior to the Closing:

(i) by mutual written agreement of the Company and such Purchaser;

(ii) by the Company or such Purchaser if any legislative body, court, administrative agency or commission or other governmental authority, instrumentality, agency or commission shall have enacted, issued, promulgated, enforced or entered any law or governmental regulation or order which has the effect of prohibiting the sale and issuance of the Securities; provided, however, that the right to terminate this Agreement pursuant to this Section 8(a)(ii) shall not be available to a party if the issuance of such law, regulation or order was initiated by, or primarily due to a breach by, such party of this Agreement.

(b) In the event of termination of this Agreement as provided in Section 8(a) above, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the parties hereto and, as applicable, the officers, directors and shareholders of each party, except that the provisions of Sections 8 and 9 hereof shall remain in full force and effect; provided that nothing herein shall relieve any party hereto from liability for any breach of this Agreement that occurred prior to such termination.

9.	MISCELLANEOUS

(a) Survival. The representations and warranties of the parties set forth in Sections 3 and 4 of this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of twelve (12) months after the Closing, except as waived or released by the party entitled to enforce such representations and warranties.

(b) Indemnification. Subject to Section 9(c), the Company on the one hand, and each Purchaser on the other hand (an “Indemnitor”) shall defend, protect, indemnify and hold harmless each other and its respective shareholders, partners, members, officers, directors, employees, agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought) (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of or arising out of

(i) any misrepresentation or breach of any representation or warranty made by the Indemnitor in this Agreement,

(ii) any breach of any covenant, agreement or obligation of the Indemnitor contained in this Agreement, and

(iii) any cause of action, suit or claim brought or made against such Indemnitee by a third party (excluding for these purposes any derivative actions brought on behalf of the Indemnitor) arising out of or as a result of any breach of any representation or warranty made by the Indemnitor or its applicable Affiliates or any breach of any covenant, agreement or obligation of the Indemnitor or its applicable Affiliates under the Transaction Documents.

(c) Limitation to the Liability. Notwithstanding anything to the contrary in this Agreement:

(i) The maximum aggregate liabilities of the Indemnitor and its applicable Affiliates in respect of Indemnified Liabilities pursuant to Section 9(b)(i) with respect to any representations and warranties under this Agreement shall be subject to a cap equal to the Aggregate Purchase Price; provided that, the cap under this Section 9(c)(i) shall not apply to any misrepresentation or breach of any representation or warranty made by the Indemnitor under Sections 3(a), 3(b), 3(c) and Sections 4(a) and 4(c) hereof.

(ii) Notwithstanding any other provision contained herein and except in the case of fraud, intentional misrepresentation and/or willful misconduct, from and after the Closing, this Section 9(c) shall be the sole and exclusive remedy of any of the Indemnitees for any claims against the Indemnitor arising out of or resulting from the Transaction Documents and the transactions contemplated hereby; provided that the Indemnitee shall also be entitled to specifically enforce the terms and provisions of the Transaction Documents in any court of competent jurisdiction pursuant to Section 9(n) hereof.

(d) Governing Law; Arbitration. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule thereof. Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be submitted to arbitration upon the request of any party with notice to the other party. The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the HKIAC Administered Arbitration Rules then in effect, which rules are deemed to be incorporated by reference into this Section 9(d). There shall be three (3) arbitrators. The complainant and the respondent to such dispute shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. The Chairman of the HKIAC shall select the third arbitrator, who shall be qualified to practice law in Hong Kong. If either party to the arbitration does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the HKIAC. The arbitration proceedings shall be conducted in English. Each party irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such arbitration in Hong Kong and the HKIAC, and hereby submits to the exclusive jurisdiction of HKIAC in any such arbitration. The award of the arbitration tribunal shall be conclusive and binding upon the disputing parties, and any party to the dispute may apply to a court of competent jurisdiction for enforcement of such award. Any party to the dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(e) Remedies and Waivers. No delay or omission by any party to this Agreement in exercising any right, power or remedy provided by law or under this Agreement or any other documents referred to in it shall: (i) affect that right, power or remedy; or (ii) operate as a waiver thereof. The single or partial exercise of any right, power or remedy provided by law or under this Agreement shall not preclude any other or further exercise or any other right, power or remedy. Except as otherwise expressly provided in this Agreement, the rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

(f) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Signatures in the form of facsimile or electronically imaged “.pdf” shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signatures were original.

(g) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(h) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(i) Interpretation. When a reference is made in this Agreement to an Article, Section, Exhibit or Annex, such reference shall be to an Article or Section of, or an Exhibit or Annex to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” shall not be exclusive. All references to “$” mean the lawful currency of the United States. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Except as specifically stated herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Except as otherwise specified herein, references to a Person are also to its permitted successors and assigns. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

(j) Entire Agreement; Amendments. This Agreement (including all schedules, annexes and exhibits hereto), together with the other Transaction Documents constitute the entire agreement, and supersede all other prior oral or written agreements between the Purchasers, the Company, their Affiliates and Persons acting on their behalf with respect to the subject matter hereof and thereof. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Purchasers that represents a majority of the ADSs issuable hereunder. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

(k) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile or email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) one (1) Business Day after deposit with an internationally recognized overnight courier service, or (iv) when sent by confirmed electronic mail if sent during normal business hours of the recipient, and if not, then on the next Business Day, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Address:	Newlink Center, Area G, Building 7, Huitong Times Square, No.1 Yaojiayuan South Road, Chaoyang District, Beijing, 10024 People’s Republic of China
Email:	steven@newlink.com
Attention:	Steven Sim

If to Newlink Envision Limited

Address:	Newlink Center, Area G, Building 7, Huitong Times Square, No.1 Yaojiayuan South Road, Chaoyang District, Beijing, 10024 People’s Republic of China
Email:	daizhen@newlink.com
Attention:	Zhen Dai

If to Wealth Joy Advisory Company Limited:

Address:	RM 1603-04, 6/F BEVERLEY COMM CTR, 87-105 CHATHAM RD SOUTH TST KL HK
Email:	sivozero@gmail.com
Attention:	Shengqiu Jiang

If to TOPAS MANAGEMENT UK LTD.:

Address:	32 Mount Road, London, UK, CR4 3EY
Email:	Laser.Zhao@Topasmanagement.com
Attention:	Hongliang Zhao

If to ESSENCE LEAD LIMITED:

Address:	Suite 309, Capital City Building, Independence Avenue, Victoria, Mahe, Republic of Seychelles
Email:	janice@opark.com.hk
Attention:	Janice Chiu

If to Mellish Island Corp.:

Address:	15354 E, Valley Blvd.City of Industry, CA 91746
Email:	Jun Ge
Attention:	gejun1559@gmail.com

If to Timeswell LLC:

Address:	2905 Stender Way, Suite 36, Santa Clara, CA 95054
Email:	cy.bao@yahoo.com
Attention:	Chunyu Bao

(l) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Except as otherwise provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.

(m) Adjustment of Share Numbers. If there is a subdivision, split, share dividend, combination, reclassification or similar event with respect to any of the Company’s Class A Ordinary Shares referred to in this Agreement, then, in any such event, the numbers and types of shares of such Class A Ordinary Shares referred to in this Agreement shall be equitably adjusted as appropriate to the number and types of shares of such securities that a holder of such number of shares would own or be entitled to receive as a result of such event of such holder had held such number of shares immediately prior to the record date for, or effectiveness of, such event.

(n) Specific Performance. The parties hereto acknowledge and agree irreparable harm may occur for which money damages would not be an adequate remedy in the event that any of the provisions of the Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties to the Transaction Documents shall be entitled to seek injunction to prevent breaches of the Transaction Documents and to enforce specifically the terms and provisions of the Transaction Documents.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company and the Purchasers have caused its respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

NAAS TECHNOLOGY INC.

By:	/s/ YANG WANG
Name:	YANG WANG
Title:	Director

IN WITNESS WHEREOF, the Company and the Purchasers have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

Newlink Envision Limited

PURCHASER:

By	/s/ Zhen Dai
Name:	Zhen Dai
Title:	Director

IN WITNESS WHEREOF, the Company and the Purchasers have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

Wealth Joy Advisory Company Limited

PURCHASER:

By	/s/ Shengqiu Jiang
Name:	Shengqiu Jiang
Title:	Director

IN WITNESS WHEREOF, the Company and the Purchasers have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

TOPAS MANAGEMENT UK LTD.

PURCHASER:

By	/s/ Hongliang Zhao
Name:	Hongliang Zhao
Title:	Director

IN WITNESS WHEREOF, the Company and the Purchasers have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

ESSENCE LEAD LIMITED

PURCHASER:

By	/s/ (Chop) Finchief Society Limited
Name:	Finchief Society Limited
Title:	Director

IN WITNESS WHEREOF, the Company and the Purchasers have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

Mellish Island Corp.

PURCHASER:

By	/s/ Jun Ge
Name:	Jun Ge
Title:	CEO

IN WITNESS WHEREOF, the Company and the Purchasers have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

Timeswell LLC

PURCHASER:

By	/s/ Chunyu Bao
Name:	Chunyu Bao
Title:	Director

Annex A

Purchasers

Purchased Shares

Purchaser	Aggregate Purchase Price		Purchased Shares	Corresponding ADS
Newlink Envision Limited	US$	12,000,000	11,531,532,800	3,603,604
Wealth Joy Advisory Company Limited	US$	2,000,000	1,921,920,000	600,600
TOPAS MANAGEMENT UK LTD.	US$	2,300,000	2,210,208,000	690,690
ESSENCE LEAD LIMITED	US$	3,000,000	2,882,883,200	900,901
Mellish Island Corp.	US$	3,700,000	3,555,555,200	1,111,111
Timeswell LLC	US$	2,000,000	1,921,923,200	600,601
Total	US$	25,000,000	24,024,022,400	7,507,507

Warrant Shares

Purchaser	Aggregate Exercise Price		Warrant Shares	Corresponding ADS
Newlink Envision Limited	US$	12,000,000	10,982,412,800	3,432,004
Wealth Joy Advisory Company Limited	US$	2,000,000	1,830,400,000	572,000
TOPAS MANAGEMENT UK LTD.	US$	2,300,000	2,104,960,000	657,800
ESSENCE LEAD LIMITED	US$	3,000,000	2,745,603,200	858,001
Mellish Island Corp.	US$	3,700,000	3,386,243,200	1,058,201
Timeswell LLC	US$	2,000,000	1,830,403,200	572,001
Total	US$	25,000,000	22,880,022,400	7,150,007

Company Bank Account Information:

Beneficiary Name:	NAAS TECHNOLOGY INC.
Beneficiary Address:	PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands
Beneficiary Account:	741-477749-201
Bank Name:	The Hongkong and Shanghai Banking Corporation Limited
Bank Address:	Head Office, 1 Queen’s Road Central Hong Kong
Bank Routing Code (Swift Code):	HSBCHKHHHKH

Annex B
Form of Warrant

(separately attached)